SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 11, 2003

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29311	94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Item 5.      Other Events

Dynegy Inc., the wholly owning parent of Dynegy Holdings Inc. (“Dynegy Holdings”), released a press release today announcing the closing of Dynegy Holdings’ $1.450 billion offering of second priority senior secured notes and its $175 million offering of convertible subordinated debentures. Dynegy Inc. also closed the exchange of the $1.5 billion Series B Preferred Stock previously held by a subsidiary of ChevronTexaco Corp.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits:

Exhibit No.	Document

99.1	Press release dated August 11, 2003

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY HOLDINGS INC. (Registrant)

Dated: August 11, 2003	By:	/s/ J. KEVIN BLODGETT
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press release dated August 11, 2003